UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 21, 2014

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
001-3034	XCEL ENERGY	41-0448030
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

Xcel Energy Inc. (the Company) held its 2014 annual meeting of shareholders on May 21, 2014. At the meeting shareholders:

·	elected all 11 directors nominated by the Board of Directors;

·	ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2014;

·	approved, on an advisory basis, the Company’s executive compensation as set forth in the 2014 proxy statement; and

·	did not approve a shareholder proposal presented at the meeting on the separation of the role of Chairman and Chief Executive Officer.

Set forth below are the final voting results for each of the proposals.

Proposal 1 — Election of Directors

Name	Votes For	Votes Against	Votes Withheld	Broker Non-Vote
Gail Koziara Boudreaux	352,265,373	4,304,640	1,230,058	69,985,744
Richard K. Davis	352,614,288	3,930,560	1,255,223	69,985,744
Ben Fowke	336,649,256	14,583,921	6,566,894	69,985,744
Albert F. Moreno	348,572,536	7,276,277	1,951,258	69,985,744
Richard T. O’Brien	349,927,911	6,522,774	1,349,386	69,985,744
Christopher J. Policinski	347,028,525	8,859,079	1,912,467	69,985,744
A. Patricia Sampson	347,595,278	8,303,832	1,900,961	69,985,744
James J. Sheppard	351,884,158	3,980,981	1,934,932	69,985,744
David A. Westerlund	351,997,988	3,824,716	1,977,367	69,985,744
Kim Williams	352,540,301	3,943,834	1,315,936	69,985,744
Timothy V. Wolf	352,603,346	3,846,760	1,349,964	69,985,744

Proposal 2 — Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2014.

Votes For	Votes Against	Votes Abstained
420,409,439	4,921,239	2,455,137

Proposal 3 — Advisory vote on executive compensation.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
321,872,010	31,063,998	4,863,382	69,986,425

Proposal 4 — Shareholder proposal on the separation of the role of the Chairman and Chief Executive Officer.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
78,314,001	275,782,320	3,703,069	69,986,425

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 23, 2014	Xcel Energy Inc. (a Minnesota corporation)

/s/ Judy M. Poferl
Judy M. Poferl
Vice President and Corporate Secretary